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                                  EXHIBIT 10.35

                               SECOND AMENDMENT OF
                             VALLEY INDEPENDENT BANK
                              AMENDED AND RESTATED
                          SALARY CONTINUATION AGREEMENT

         WHEREAS, Valley Independent Bank, a state chartered commercial bank located in El Centro, California (the "Company"), and William Henle (the "Executive") have entered into the Valley Independent Bank Amended and Restated Salary Continuation Agreement (the "Salary Continuation Agreement"); and

         WHEREAS, the Salary Continuation Agreement was amended and restated effective as of January 1, 2001 and amended as of July 1, 2002, and further amendment of the Salary Continuation Agreement now is considered desirable;

         NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company and the Executive by Article 7 of the Salary Continuation Agreement, and pursuant to the authority delegated to the undersigned officer of the Company to act on the Company's behalf, the Salary Continuation Agreement is amended, effective July 30, 2002, in the following particulars:

         1. By adding the following new Article 1A immediately prior to Article 1 of the Salary Continuation Agreement as a part thereof:

                                   "ARTICLE 1A
                          Payment and Waiver Provision

         1A.1 Payment and Waiver Provision. Notwithstanding any other provision of this Agreement to the contrary, the following provision shall apply:

               If, during the Employment Period (as that term is defined in that certain Employment Agreement dated July 30, 2002, entered into between the Executive and Valley Independent Bank), the Executive voluntarily terminates his employment with the Company for any reason other than the Executive's death, Disability, or because of material demotion under Section 1.2 or a relocation outside of California under Section 1.4 or if the Executive is terminated under the Termination for Cause, then the Executive will not be entitled to any benefits of any kind under this Agreement (including Early Termination Benefit) and the Executive hereby waives any right to assert any other claim of any kind for such benefits in such event."

         2. By amending Section 1.1 of the Salary Continuation Agreement to modify the definition of Change of Control to "any acquisition other than an acquisition by Rabobank International or any of its affiliated companies."


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         3. By amending Section 2.2.2 to read that "The annual benefit shall be paid to the Executive for 20 years."

         IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Executive have caused this amendment to be executed this 30th day of July, 2002.
                                        VALLEY INDEPENDENT BANK

                                          /s/ Dennis L. Kern
                                        ---------------------------------------
                                        By:  Dennis L. Kern
                                            -----------------------------------
                                        Its:  President & CEO
                                             ----------------------------------


                                          /s/ William Henle
                                        ---------------------------------------
                                        EXECUTIVE



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